EXHIBIT 4.2

                                                           EXECUTION VERSION


                                  INTERCREDITOR
                           AND SUBORDINATION AGREEMENT

     INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of January 14, 2003, by and among Bear, Stearns International Limited (the "Senior Transaction Party"), a United Kingdom corporation and Brascan Real Estate Financial Investments LLC (the "Subordinated Transaction Party"), a Delaware limited liability company.

     WHEREAS, CRIIMI NEWCO LLC, a Delaware limited liability company and CBO REIT II, Inc., a Maryland corporation (together with their successors and assigns, the "Sellers") and the Senior Transaction Party have entered into the Repurchase Agreement, pursuant to which the Sellers have granted to the Senior Transaction Party a first priority security interest in the Bear Stearns
Transaction Assets (as defined below) to secure the Sellers' obligations thereunder.

     WHEREAS, CRIIMI MAE Inc. ("CRIIMI") and the Subordinated Transaction Party have entered into the Subordinated Loan Agreement, pursuant to which CRIIMI has granted to the Subordinated Transaction Party a first priority security interest in the Brascan Collateral (as defined below) to secure CRIIMI's obligations thereunder.

     WHEREAS, it is a condition precedent to the Senior Transaction Party's entering into the Transaction under the Repurchase Agreement that the Subordinated Transaction Party shall have entered into this Agreement to confirm their relative rights with respect to the Transaction Assets and the related Repurchase Documents and Subordinated Loan Documents, respectively.

     Therefore, the parties hereto hereby agree as follows:

     1. Definitions.

     (a) Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

     (b) The following terms shall have the following meanings:

     "Agreement": This Intercreditor and Subordination Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Bear Stearns Transaction Assets": The Purchased Assets, each Collection Account, all books, records and files relating to any Purchased Assets, any other accounts, payments, rights to payment and general intangibles relating to any Purchased Asset, all "securities accounts" (as defined in Section 8-501(a) of the Uniform Commercial Code) to which any or all of the Purchased Assets are or may be credited, and any Proceeds with respect to the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

     "Brascan Collateral": (i) all of the issued and outstanding capital stock of Newco Member and (ii) all of the issued and outstanding limited liability company interests in Newco.

     "Insolvency Event": shall mean any of the following events:

     (a) CRIIMI, either Seller or either REIT Subsidiary shall discontinue or abandon operation of its business; or

     (b) CRIIMI, either Seller or either REIT Subsidiary shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

     (c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of CRIIMI, either Seller or either REIT Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of CRIIMI, either Seller or either REIT Subsidiary, or for any substantial part of their property, or for the winding-up or liquidation of any of their affairs, and shall remain undismissed for more than sixty (60) days; or

     (d) the commencement by CRIIMI, either Seller or either REIT Subsidiary of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or CRIIMI's, either Seller's or either REIT Subsidiary's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of CRIIMI, either Seller or either REIT Subsidiary, or for any substantial part of their property, or any general assignment for the benefit of creditors; or

     (e) CRIIMI, either Seller or either REIT Subsidiary shall become insolvent within the meaning of section 101(32) of the United States Bankruptcy Code (as in effect on the date hereof); or

     (f) if CRIIMI, either Seller or either REIT Subsidiary is a corporation, CRIIMI, such Seller or either REIT Subsidiary shall take any corporate action in furtherance of, or the action of which would directly result in any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).

     "Obligations": All obligations and liabilities of the Sellers or CRIIMI whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any credit agreement of the Sellers or CRIIMI, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

     "Payment in Full": The indefeasible payment in full in cash of all of the Senior Obligations, including, without limitation, the payment of all Price Differential and interest payable with respect to any period after the occurrence of an Insolvency Event.

     "Repurchase Agreement": The Repurchase Agreement dated as of January 14, 2003, among the Sellers and the Senior Transaction Party, as such Repurchase Agreement may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Repurchase Agreement, pursuant to which the Sellers grant the Senior Transaction Party a security interest in the Bear Stearns Transaction Assets.

     "Repurchase Agreement Termination Date": The date on which the Payment in Full of the Senior Obligations occurs as evidenced by the release by the Senior Transaction Party of the liens on the Bear Stearns Transaction Assets as security for the Senior Obligations.

     "Repurchase Documents": The Repurchase Agreement, the Subsidiary Agreement, the Guaranty, each Control Agreement, the CDO Engagement Letter, and any related documents.

     "Senior  Obligations":  The collective  reference to the unpaid  Repurchase
Price of the Transaction under the Repurchase Agreement and all other obligations and liabilities of the Sellers or CRIIMI to the Senior Transaction Party (including, without limitation, Price Differential accruing at the then applicable rate provided in the Repurchase Agreement after the Repurchase Date for the Transaction or after the occurrence of an Insolvency Event, whether or not a claim for post-filing or post-petition interest or Price Differential is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Repurchase Agreement or this Agreement or any other instrument or document made, delivered or given in connection therewith, in each case whether on account of principal, interest, Repurchase Price, Price Differential, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Transaction Party that are required to be paid by either Seller or CRIIMI pursuant to the terms of any Repurchase Document).

     "Senior Transaction Party": Bear, Stearns International Limited, and its successors in interest and permitted assigns.

     "Subordinated Loan Agreement": The Senior Subordinated Secured Note Agreement dated as of January 14, 2003, by and between CRIIMI and the Subordinated Transaction Party, as the same may be amended, modified or otherwise supplemented from time to time, subject to the provisions of this Agreement.

     "Subordinated Loans": The loans made by the Subordinated Transaction Party pursuant to the Subordinated Loan Agreement.

     "Subordinated Loan Documents": The Company Pledge Agreement (as defined in the Subordinated Loan Agreement), the Newco Member Pledge Agreement (as defined in the Subordinated Loan Agreement), and all other agreements and documents, if any, from time to time, securing the Subordinated Obligations.

     "Subordinated Obligations": The collective reference to the unpaid principal of and interest on the Subordinated Loans and all other obligations and liabilities of CRIIMI to the Subordinated Transaction Party (including, without limitation, interest accruing at the then applicable rate provided in the Subordinated Loan Agreement after the maturity of the Subordinated Loans and interest accruing at the then applicable rate provided in the Subordinated Loan Agreement after the occurrence of an Insolvency Event, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Loan Agreement, and this Agreement or any other instrument or document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Transaction Party that are required to be paid by CRIIMI pursuant to the terms of any Subordinated Loan Document). For the avoidance of doubt, Subordinated Obligations does not include
(a) salaries and directors' fees of [relevant Brascan personnel], (b) the management fee referred to in Section 5.2 of the Investment Agreement, and (c) any payments received or gains realized by the Subordinated Transaction Party in connection with any unrelated transactions.

     "Subordinated Transaction Party": Brascan Real Estate Financial Investments LLC, all of its Affiliates (as defined in the Subordinated Loan Agreement), if any, which make any of the Subordinated Loans, and their respective permitted successors in interest or permitted assigns.

     "Subordination Event": Any of the following events:

     (1) the Senior Obligations becoming due and payable in full, whether upon maturity, acceleration or otherwise;

     (2) an Insolvency Event shall have occurred;

     (3) an event of default under the Subordinated Loan Agreement or event which permits the Subordinated Transaction Party to accelerate the Subordinated Obligations under the Subordinated Loan Agreement has occurred and is continuing for 60 or more days after written notice thereof is received by the Senior
Transaction  Party  from  the  Subordinated   Transaction   Party;  or

     (4) the commencement of any enforcement proceeding or the taking of any enforcement action by the Senior Transaction Party with respect to the Senior Obligations.

     "Transaction Assets": The collective reference to any and all property from time to time subject to security interests to secure payment or performance of the Senior Obligations or the Subordinated Obligations, as applicable.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Agreement to Subordinate. The Subordinated Transaction Party, for itself and for each future holder of the Subordinated Obligations, hereby agrees that all of the Subordinated Obligations are and shall be subordinate and junior, in the manner and to the extent hereinafter set forth, to the prior Payment in Full of all of the Senior Obligations, whether now or hereafter existing or arising. The Subordinated Transaction Party, for itself and for each future holder of the Subordinated Obligations, hereby further acknowledges and agrees that the subordination provisions and the other terms and conditions of this Agreement are, and are intended to be, an inducement and a consideration to the Senior Transaction Party, whether the Senior Obligations owing thereto were created or acquired before or after the execution and delivery of this Agreement, to acquire and continue to hold such Senior Obligations, and the Senior Transaction Party shall be deemed conclusively to have relied on such subordination provisions and the other terms and conditions hereof in acquiring and continuing to hold such Senior Obligations.

     3. Payments

     (a) Payment During Insolvency Events.

     (1) In the event of any Insolvency Event, the Senior Transaction Party shall be entitled to receive Payment in Full of all of the Senior Obligations (whether or not any or all of the Senior Obligations have been declared due and payable prior to the date on which such Senior Obligations otherwise would have become due and payable) before the Subordinated Transaction Party (or anyone claiming through or on their behalf (including, without limitation, any receiver, trustee or other similar Person)) is entitled to receive or retain any payment or distribution of any kind or character on account of all or any of the Subordinated Obligations, and, to that end, any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations in any such Insolvency Event (including, without limitation, any payment that may be payable by reason of any other Obligations of the Sellers or CRIIMI being subordinated to payment of the Subordinated Obligations, any payments made pursuant to a plan of reorganization, and any payments made by an entity other than CRIIMI or the Sellers with respect to the Subordinated Obligations) shall be paid or delivered forthwith directly to the Senior Transaction Party, in the same form as so received (with any necessary endorsement or assignment) for application (in the case of cash) to, or to be held as Bear Stearns Transaction Assets (in the case of noncash property or securities) for, the payment or prepayment of the Senior Obligations until the Payment in Full of all of the Senior Obligations.

     (2) The Subordinated Transaction Party irrevocably authorizes and empowers the Senior Transaction Party to demand, sue for, collect and receive every payment or
distribution  on  account  of  the  Subordinated   Obligations  payable  or
deliverable in connection with such Insolvency Event and give acquittance therefor, provided, however, that the foregoing authorization and empowerment imposes no obligation on the Senior Transaction Party to take any such action.

     (b) Payments During Events of Default under the Senior Obligations.  Unless
Section 3(a) or 3(d) shall be applicable, upon the occurrence and during the continuance of an Event of Default under the Senior Obligations or acceleration of the maturity of the Senior Obligations, or if a judicial proceeding is pending to determine whether a Event of Default under the Senior Obligations has occurred, no payment or distribution of any property or assets of the Sellers, CRIIMI, or any other entity of any kind or character (including, without limitation, any payment that may be payable by reason of any other Obligations of the Sellers or CRIIMI being subordinated to payment of the Subordinated Obligations) shall be made by or on behalf of the Sellers, CRIIMI, or any other entity for or on account of any of the Subordinated Obligations or any purchase, redemption or other acquisition thereof (including, without limitation, by way of set-off, counterclaim or otherwise), unless and until the Payment in Full of all of the Senior Obligations, such Event of Default shall otherwise have been effectively waived in writing, such acceleration shall have been rescinded or, if applicable, such judicial proceeding shall have been dismissed, vacated or settled, after which the Sellers or CRIIMI may resume making any and all required payments in respect of the Subordinated Obligations (including any missed payments). Any payment or distribution of assets of the Sellers or CRIIMI, whether in cash, property or securities, to which the Subordinated Transaction Party would be entitled except for the provisions hereof, shall be paid or delivered by the Sellers or CRIIMI, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Senior Transaction Party, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to the Subordinated Transaction Party.

     (c) Turn Over of Payments. If, notwithstanding the provisions of Sections 3(a), 3(b) and 3(d), any direct or indirect payment or distribution for or on account of any of the Subordinated Obligations or acquisition, repurchase, redemption, retirement or defeasance thereof shall be made by or on behalf of the Sellers, CRIIMI, or any other entity (including any payment or distribution by any liquidating trustee, receiver agent or other Person in an Insolvency Event) and received by the Subordinated Transaction Party at any time when such payment or distribution was prohibited by the provisions of Section 3(a), 3(b) or 3(d) or such payment or distribution was required to be made to the Senior Transaction Party, then, unless and until such payment or distribution is no longer so prohibited or otherwise required, such payment or distribution shall be segregated from other property and funds of or held by the Subordinated Transaction Party and shall be held in trust by the Subordinated Transaction Party and shall be paid or delivered forthwith to the Senior Transaction Party in the same form as so received (with any necessary endorsement or assignment) to be applied to the payment or prepayment of the Senior Obligations, whether matured or unmatured, in accordance with the terms of the Repurchase Agreement. Any distribution to the Senior Transaction Party of property or assets other than cash may be held by the Senior Transaction Party as additional Bear Stearns Transaction Assets without any duty to the Subordinated Transaction Party to liquidate or otherwise realize on such property or assets or to apply such property or assets to any of the Senior Obligations or any other Obligations.

     (d) Pre-Acceleration Events of Default (Other than Payment Defaults) under the Senior Obligations. During the continuance of any Event of Default (other than a payment default) with respect to any Senior Obligations pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, CRIIMI may not make, and the Subordinated Transaction Party shall not accept, a payment with respect to any Subordinated Obligations for a period (a "Payment Blockage Period") commencing upon the receipt by the Subordinated Transaction Party (with a copy to CRIIMI) of written notice (a "Blockage Notice") of such default from the Senior Transaction Party specifying an election to effect a Payment Blockage Period and ending 90 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Subordinated Transaction Party and CRIIMI from the Senior Transaction Party, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because Payment in Full of all of the Senior Obligations has been made). Notwithstanding the provisions of the immediately preceding sentence, unless the Senior Transaction Party shall have accelerated the maturity of the payment of such Senior Obligations, CRIIMI may resume payments with respect to the Subordinated Obligations, including all payments missed as a result of such Payment Blockage Period, after the end of such Payment Blockage Period. With respect to Events of Default other than payment defaults under the Senior Obligations, not more than one Blockage Notice may be given in any consecutive 120-day period, irrespective of the number of defaults with respect to Senior Obligations during such period. No Event of Default (other than a payment default) which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Obligations shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Senior Transaction Party, whether or not within a period of 120 consecutive days, unless such Event of Default shall have been cured or waived for a period of not less than 30 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an Event of Default pursuant to any provisions under which an Event of Default previously existed or was continuing shall constitute a new Event of Default for this purpose).

     (e) Notwithstanding anything to the contrary set forth in this Section 3, the requirements contained in this Section 3 shall not apply to the Subordinated Transaction Party if and to the extent that the Subordinated Transaction Party accepts or receives the Brascan Collateral (other than proceeds thereof received at or after such time, for which this Section 3 shall continue to apply) in satisfaction of the Subordinated Obligations.

     (f) Right to Receive Scheduled Payments When Blockage Not in Effect. For the avoidance of doubt, unless Section 3(a) or 3(b) or 3(d) shall be applicable, the Subordinated Transaction Party shall be entitled to receive any and all scheduled payments in respect of the Subordinated Obligations in accordance with the terms of the Subordinated Loan Agreement and the Notes (as defined therein as in effect on the date hereof.)

     4. Exercise of Remedies by Subordinated Transaction Party and Senior Transaction Party.

     (a) On and before the occurrence of (i) the Repurchase Agreement Termination Date or (ii) a Subordination Event, the Subordinated Transaction Party will not: (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Transaction Assets or (B) institute any action or proceeding with respect to rights or remedies under the Subordinated Loan Documents, including without limitation, any action of foreclosure or (C) contest, protest or object to any foreclosure proceeding or action brought by the Senior Transaction Party or any other exercise by the Senior Transaction Party of any rights and remedies under the Repurchase Agreement or Repurchase Documents; and

     (b) Upon the occurrence of the earlier to occur of (i) a Subordination Event or (ii) the occurrence of the Repurchase Agreement Termination Date: (A) the Subordinated Transaction Party may, upon at least five days prior written notice to the Senior Transaction Party in the case of the occurrence of a Subordination Event, enforce the provisions of the Subordinated Loan Documents and exercise remedies thereunder with respect to Transaction Assets.

     5. Further Agreements as to Transaction Assets During Insolvency Events.

     (a) In any proceeding with respect to an Insolvency Event, the Subordinated Transaction Party shall have the right to file a claim or proof of claim on its own behalf, provided, that if such claim or proof of claim is filed by the Subordinated Transaction Party, the Subordinated Transaction Party shall deliver written evidence of such filing to Senior Transaction Party no later than the date which is 14 days prior to the bar date of such proof of claim. If the Subordinated Transaction Party has not so delivered written evidence of such filing by such date, the Subordinated Transaction Party hereby authorizes the Senior Transaction Party to (y) file a claim or proof of claim in the Subordinated Transaction Party's name with respect to the Subordinated Obligations and (z) enforce such claim or proof of claim;

     (b) During any Insolvency Event, the Subordinated Transaction Party may exercise any rights it may have to vote in connection with any insolvency proceedings or creditor's committee, provided, that, in connection with any such vote with respect to a plan of reorganization, the Subordinated Transaction Party shall not vote in any manner with respect to a plan of reorganization which would impair or decrease the rights of the Senior Transaction Party with respect to the Bear Stearns Transaction Assets without the prior written consent of the Senior Transaction Party and shall not vote to accept a plan of reorganization if the Senior Transaction Party has notified the Subordinated Transaction Party prior to the deadline for submitting ballots that the Senior Transaction Party will vote to reject such plan of reorganization.

     (c) The Subordinated Transaction Party hereby agrees that it will not object to or oppose a sale, transfer or other disposition of any of the Bear Stearns Transaction Assets under Section 363 of the United States Bankruptcy Code or any other provision of the United States Bankruptcy Code, free and clear of all Liens, if the Senior Transaction Party has consented to such sale, transfer or other disposition. To the extent that the Subordinated Transaction Party has or acquires any other rights under Section 363 or Section 364 of the United States Bankruptcy Code with respect to the Bear Stearns Transaction Assets, the Subordinated Transaction Party hereby agrees not to assert such rights without the prior written consent of the Senior Transaction

Party; provided that, if requested by the Senior Transaction Party, the Subordinated Transaction Party shall seek to exercise such rights in the manner requested by the Senior Transaction Party, including the rights in payments in respect of such rights.

     (d) Until all of the Senior Obligations shall have been paid in full, the Subordinated Transaction Party hereby agrees (i) not to assert any right it may have to "adequate protection" of its interest in any of the Transaction Assets or any proceeds thereof in any Insolvency Event and (ii) that it will not seek to have the automatic stay lifted with respect to any of the Transaction Assets or any proceeds thereof without the prior written consent of the Senior Transaction Party; provided that this clause (ii) shall not apply with respect to any proposed acceptance by the Subordinated Transaction Party of the Brascan Collateral in satisfaction of the Subordinated Obligations in compliance with Paragraph 4(b). Furthermore, the Subordinated Transaction Party hereby agrees not to oppose any request by the Senior Transaction Party for the granting by a court in any Insolvency Event of "adequate protection" of its or their interest in the Bear Stearns Transaction Assets. The Subordinated Transaction Party hereby waives any claim it may now or hereafter have arising out of the Senior Transaction Party's asserting or not asserting any right it or they may have to "adequate protection" of its or their interest in the Bear Stearns Transaction Assets or any proceeds thereof in any Insolvency Event or seeking or not seeking to have the automatic stay lifted with respect to any of the Transaction Assets or any proceeds thereof, or, subject to the provisions of this Section, arising out of any borrowing or grant of a security interest in the Bear Stearns Transaction Assets under Section 364 of the United States Bankruptcy Code by the Sellers or any of their Subsidiaries as debtor in possession. Without limiting the generality of the foregoing, if, in connection with any Insolvency Event, the Subordinated Transaction Party obtains any payment or other distribution in connection with any asserted or determined impairment to the lien position of such Subordinated Transaction Party in the Transaction Assets and such payment is being distributed to the Subordinated Transaction Party in order to provide "adequate protection" in recognition of such impairment, such payment shall be deemed to be proceeds of the Transaction Assets and the Subordinated Transaction Party shall thereupon deliver such payment forthwith to the Senior Transaction Party in the same form as so received (with any necessary endorsement or assignment), for application to the payment of the Senior Obligations in accordance with the Repurchase Agreement.

     6.  Rights  of  Subrogation.  The  Subordinated  Transaction  Party  hereby unconditionally and irrevocably agrees that no payment or distribution to the Senior Transaction Party pursuant to the provisions of this Agreement shall entitle the Subordinated Transaction Party to exercise any right of subrogation in respect thereof, nor shall the Subordinated Transaction Party have any right of reimbursement, restitution, exoneration, contribution or indemnification whatsoever from any property or assets of CRIIMI, the Sellers or any of their Subsidiaries or Affiliates or any of the other guarantors, sureties or providers of security for any or all the Senior Obligations, or any right to participate in any claim or remedy of the Senior Transaction Party against CRIIMI, Sellers or any of their Subsidiaries or Affiliates or any of the guarantees of or the collateral for the Senior Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law (including, without limitation, the right to take or receive from CRIIMI, the Sellers or any of their Subsidiaries or Affiliates, directly or indirectly, in cash or other property and assets or by set-off or in any other manner, payment or security on account of such claim,  remedy or right),  until all of the Senior Obligations have been paid in full. If any amount shall be paid to the Subordinated Transaction Party in violation of the immediately preceding sentence at any time prior to the Payment in Full of all of the Senior Obligations, such amount shall be held in trust for the benefit of the Senior Transaction Party, shall be segregated from all other property and funds of or held by the Subordinated Transaction Party and shall forthwith be paid to the Senior Transaction Party in the same form as so received (with any necessary endorsement or assignment) for application to the payment, or prepayment of the Senior Obligations owed to the Senior Transaction Party until the Payment in Full of the Senior Obligations. If (A) the Subordinated Transaction Party (in its capacity as such) shall pay over to the Senior Transaction Party for payment on account of all or any part of the Senior Obligations, any amount which such Subordinated Transaction Party would otherwise be entitled to retain and (B) there has occurred a Payment in Full of all of the Senior Obligations, the Senior Transaction Party will, at the request and expense of the Subordinated Transaction Party, execute and deliver to the Subordinated Transaction Party appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to such Subordinated Transaction Party of an interest in the Senior Obligations resulting from such payment by such Subordinated Transaction Party. The agreements and obligations of the parties hereto set forth above in this Section 6 shall survive the payment of all of the Senior Obligations and the termination of this Agreement.

     7. Further Agreements as to Bankruptcy Proceedings.

     Prior to the date that is ninety-one (91) days after the Payment in Full of the Senior Obligations, the Subordinated Transaction Party agrees that it will not, and will not solicit, direct or cause CRIIMI, the Sellers or either REIT Subsidiary (collectively, the "CRIIMI Transaction Parties") or any other entity which controls any CRIIMI Transaction Party or any other Person to: (i) commence any case proceeding or other action with respect to any CRIIMI Transaction Party under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; (ii) institute proceedings to have any CRIIMI Transaction Party adjudicated a bankrupt or insolvent; (iii)
consent to, or acquiesce in, the institution of bankruptcy or insolvency proceedings against any CRIIMI Transaction Party; (iv) file a petition or consent to the filing of a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief by or on behalf of any CRIIMI Transaction Party; (v) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for any CRIIMI Transaction Party or a substantial portion of any CRIIMI Transaction Party's property; (vi) make an assignment for the benefit of any creditor of any CRIIMI Transaction Party;
(vii) seek to consolidate any assets of any CRIIMI Transaction Party with the assets of any other CRIIMI Transaction Party in any proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors; or (viii) take any action in furtherance of the foregoing. For the avoidance of doubt, nothing in this Paragraph shall preclude any director from voting in favor of the matters described in subparagraphs (i)-(vii) above if such director believes that he/she has a fiduciary obligation to so vote.

     8. Margin Calls.

     In the event that the Senior Transaction Party makes a Margin Call on the Sellers under the Repurchase Agreement, the Subordinated Transaction Party shall have the right to meet such a Margin Call by delivering cash or Cash Equivalents to the Senior Transaction Party on or before the time set forth in Section 4(a) of the Repurchase Agreement.

     9. Subordination Legend; Further Assurances.

     (a)  The  Subordinated   Transaction   Party  will  cause  each  instrument
evidencing any of the Subordinated Obligations to be endorsed with the following legend:

         "THE OBLIGATIONS EVIDENCED BY THIS INSTRUMENT ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL IN CASH AND IN IMMEDIATELY AVAILABLE FUNDS OF ALL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE INTERCREDITOR AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF JANUARY 14, 2003 BY AND AMONG THE PAYEE NAMED HEREIN AND THE SENIOR TRANSACTION PARTY REFERRED TO THEREIN, AS SUCH MAY BE AMENDED FROM TIME TO TIME."

     (b) The Subordinated Transaction Party will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and will, in the case of any of the Subordinated Obligations which are not evidenced by any instrument, upon the request of the Senior Transaction Party, promptly cause such Subordinated Obligations to be evidenced by an appropriate instrument or instruments endorsed with the legend set forth above. The Subordinated Transaction Party will, at any time and from time to time, promptly execute and deliver all further assignments, instruments and other documents, and take all further action, that may be necessary or desirable and that the Senior Transaction Party may reasonably request, in order to protect any right or interest granted or purported to be granted under this Agreement or to enable the Senior Transaction Party to exercise and enforce its rights and remedies hereunder (including, without limitation, any and all claims with respect to the Transaction Assets or any other collateral, and any liens and security interests securing payment of the Subordinated Obligations owing thereto or held thereby).

     10. Delivery of the Transaction Assets.

     The Subordinated Transaction Party, for itself and for each future holder of the Subordinated Obligations, hereby agrees that if at any time such Subordinated Transaction Party receives any certificates or instruments representing or evidencing any of the Bear Stearns Transaction Assets, such certificates or instruments shall be received and held in trust for the benefit of the Senior Transaction Party, shall be segregated from all other property and funds of or held by such Subordinated Transaction Party and shall be delivered forthwith to the Senior Transaction Party in the same form as so received (with any necessary endorsement or assignment) to be held as part of the Bear Stearns Transaction Assets in accordance with the terms of the Repurchase Agreement.

     11. Consent of the Subordinated Transaction Party.

     (a) The Subordinated Transaction Party consents that:

     (1) any demand for payment of any Senior Obligations made by the Senior Transaction Party may be rescinded in whole or in part by the Senior Transaction Party, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Sellers or CRIIMI or any other guarantor or any other party upon or for any part thereof, or any security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Sellers or any other party under the Repurchase Documents or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Transaction Party; and

     (2) subject to the terms thereof, the Repurchase Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Senior Transaction Party may deem advisable from time to time (except for any amendment or modification providing for (x) an extension of the maturity date in excess of one year from the scheduled maturity date, (y) any increase in the Purchase Price or (z) any prohibitions on CRIIMI's rights to make payments to Holders (as defined in the Subordinated Loan Agreement) of Subordinated Obligations in addition to those set forth herein), and any security at any time held by the Senior Transaction Party for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Subordinated Transaction Party, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

     (b) The Subordinated Transaction Party waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Transaction Party upon this Agreement. The Subordinated Transaction Party waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

     12. Negative Covenants of the Subordinated Transaction Party. So long as the Repurchase Agreement Termination Date shall not have occurred, the Subordinated Transaction Party shall not, without the prior written consent of the Senior Transaction Party:

     (a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a "Transferee") or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless (1) such action is made expressly subject to this Agreement, (2) the Transferee expressly acknowledges to the Senior Transaction Party, by a writing in form and substance satisfactory to the Senior Transaction Party, the subordination provided for herein and agrees to be bound by all of the terms hereof and (3) (a) such Transferee is an Affiliate of the Subordinated Transaction Party or has been approved in the sole discretion of the Senior Transaction Party or (b) the Subordinated Transaction Party retains a majority economic interest in and control over all actions taken with respect to the Subordinated Obligations; or

     (b) permit the Subordinated Loan Agreement to be amended, modified or otherwise supplemented in any manner adverse to the Senior Transaction Party. Without limiting the generality of the foregoing, the Subordinated Loan Agreement shall not, without the prior consent of the Senior Transaction Party, be amended, modified or otherwise supplemented in a manner (i) which increases the maximum loan amount, (ii) which effectively increases the applicable interest rate, (iii) which makes the maturity date earlier, (iv) which changes the payment date or (iv) reduces any grace periods. For the avoidance of doubt, nothing set forth herein shall be construed as a restriction on the Subordinated Transaction Party's ability to waive any covenant or event of default under the Subordinated Loan Documents.

     13. [RESERVED].

     14. Senior Obligations Unconditional. All rights and interests of the Senior Transaction Party hereunder, and all agreements and obligations of the Subordinated Transaction Party hereunder, shall remain in full force and effect irrespective of:

     (a) any lack of validity or enforceability of any Repurchase Document;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any Repurchase Document;

     (c) any exchange, release or nonperfection of any security interest in any Transaction Assets, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

     (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Sellers or CRIIMI in respect of the Senior Obligations, or of either the Subordinated Transaction Party or the Sellers or CRIIMI in respect of this Agreement.

     15. Representations and Warranties.

     (a) The Subordinated Transaction Party represents and warrants to the Senior Transaction Party that:

     (1) its Subordinated Notes (1) have been issued to it for good and valuable consideration, (2) are owned by the Subordinated Transaction Party free and clear of any security interests, liens, charges or encumbrances whatsoever arising from, through or under the Subordinated Transaction Party, other than the interest of the Senior Transaction Party under this Agreement, (3) are payable solely and exclusively to the Subordinated Transaction Party and to no other Person and are payable without deduction for any defense, offset or counterclaim, and (4) constitute the only evidence of the obligations evidenced thereby.

     (2) The Subordinated Transaction Party has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.

     (3) This Agreement constitutes a legal, valid and binding obligation of the Subordinated Transaction Party.

     (4) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or contractual obligation of the Subordinated Transaction Party and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Subordinated Transaction Party pursuant to any Requirement of Law affecting or any contractual obligation of the Subordinated Transaction Party.

     (5) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Subordinated Transaction Party), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     (b)  The  Senior   Transaction   Party   represents  and  warrants  to  the
Subordinated Transaction Party that:

     (1) The Senior Transaction Party has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.

     (2) This Agreement constitutes a legal, valid and binding obligation of the Senior Transaction Party.

     (3) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or contractual obligation of the Senior Transaction Party and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Senior Transaction Party pursuant to any Requirement of Law affecting or any contractual obligation of the Senior Transaction Party.

     (4) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Senior Transaction Party), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     16. No Representation by Senior Transaction Party. The Senior Transaction Party has not made, does not hereby or otherwise make to the Subordinated Transaction Party, any representations or warranties, express, or implied (except as set forth in Section 14(b) above), nor does the Senior Transaction Party assume any liability to the Subordinated Transaction Party with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or (c) the Sellers' or CRIIMI's title or right to transfer any collateral or security.

     17. Waiver of Claims. To the maximum extent permitted by law, the Subordinated Transaction Party waives any claim it might have against the Senior Transaction Party with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Transaction Party or its respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Repurchase Documents or any transaction relating to the Transaction Assets, except to the extent that any such claim arises out of gross negligence, bad faith or willful misconduct on the part of the Senior Transaction Party. The Senior Transaction Party and its directors, officers, employees or agents shall not be liable for failure to demand, collect or realize upon any of the Transaction Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Transaction Assets upon the request of the Sellers or the Subordinated Transaction Party or any other Person or to take any other action whatsoever with regard to the Transaction Assets or any part thereof, except to the extent that any such action or failure to act constitutes gross negligence, bad faith or willful misconduct on the part of the Senior Transaction Party.

     18. Further Assurances. The Subordinated Transaction Party, at its own expense and at any time from time to time, upon the written request of the Senior Transaction Party will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Senior Transaction Party reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

     19. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Transaction Party on the one hand and the Subordinated Transaction Party on the other and no other Person, including without limitation, the Sellers or CRIIMI, shall have any right, benefit or other interest under this Agreement.

     20. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and the Repurchase Agreement is terminated.

     21. Notices. All notices, requests and demands to or upon the Senior Transaction Party or the Subordinated Transaction Party to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

            If to the Senior Transaction Party:
                      Bear, Stearns International Limited
                      383 Madison Avenue
                      New York, New York 10179
                      Attention:  James J. Higgins, Senior Managing Director
                      Fax:  212-272-7047

                      With a copy to:
                      Bear, Stearns International Limited
                      383 Madison Avenue
                      New York, New York 10179
                      Attention:  General Counsel
                      Fax: 212-272-4933

            If to the Subordinated Transaction Party:
                      Brascan Real Estate Financial Investments LLC One Liberty Plaza
                      New York, New York 10006
                      Attention:  Barry Blattman, Managing Partner
                      Fax: 212-417-7292

     The Senior Transaction Party and the Subordinated Transaction Party may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

     22. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Senior Transaction Party.

     23. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     24. Integration. This Agreement represents the agreement of the Senior Transaction Party and the Subordinated Transaction Party with respect to the subject matter hereof and there are no promises or representations the Senior Transaction Party or the Subordinated Transaction Party relative to the subject matter hereof not reflected herein.

     25. Amendments in Writing; No Waiver: Cumulative Remedies.

     (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Senior Transaction Party and the Subordinated Transaction Party; provided that any provision of this Agreement may be waived by the Senior Transaction Party in a letter or agreement executed by the Senior Transaction Party or by facsimile transmission from the Senior Transaction Party.

     (b) No failure to exercise, nor any delay in exercising, on the part of the Senior Transaction Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     26. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     27. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Subordinated Transaction Party and shall inure to the benefit of Senior Transaction Party and their successors and assigns.

     28. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     29. SUBMISSION TO JURISDICTION; WAIVERS

     (a) THE SENIOR TRANSACTION PARTY AND THE SUBORDINATED TRANSACTION PARTY EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (1) (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR

THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

     (4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     (5) THE SENIOR TRANSACTION PARTY AND THE SUBORDINATED TRANSACTION PARTY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     30. Conflicts. To the extent that there is a conflict between the terms of this Agreement and any terms in any Repurchase Document or any Subordinated Loan Document, the terms of this Agreement shall control.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.







BRASCAN REAL ESTATE FINANCIAL INVESTMENTS LLC        BEAR, STEARNS INTERNATIONAL
   By:  BRASCAN REAL ESTATE FINANCIAL PARTNERS LLC,    LIMITED
   its Managing Member



/s/William M. Powell                                 /s/Paul M Friedman
-------------------------------                      ------------------------
By:  William M. Powell                               By:  Paul M. Friedman
Title:  Secretary and Treasurer                      Title:  Senior Managing
                                                               Director
Address:                                             Address:
One Liberty Plaza                                    383 Madison Avenue
New York, New York  10006                            New York, New York 10179
Fax:  212-417-7292                                   Fax:  212-272-7047


     ACKNOWLEDGED:



CRIIMI NEWCO LLC                                     CBO REIT II, INC.



/s/David B. Iannarone                                /s/David B. Iannarone
------------------------------------                 --------------------------
By:  David B. Iannarone                              By:  David B. Iannarone
Title:  Executive Vice President                     Title:  Executive Vice
                                                               President



CRIIMI MAE INC.



/s/David B. Iannarone
----------------------------------
By:  David B. Iannarone
Title:  Executive Vice President